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                                                                     Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-87434) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Variable Annuity Account H, and to the use therein of our reports dated (a) March 15, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2002, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H.


                                              /s/ Ernst & Young LLP
Fort Wayne, Indiana
July 23, 2002